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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 333-09283, 333-04203, 333-89057, 333-89059 and 333-43308 of Vertel
Corporation filed on Form S-8 of our report (dated July 26, 2001) on the balance sheet of Trigon Technology Group, Inc. as of December 31, 2000 and the related statement of operations, shareholders' equity, and cash flows for the year ended December 31, 2000 appearing in this Current Report on Form 8-K/A (dated May 30,
2001) of Vertel Corporation.

Deloitte & Touche LLP

Los Angeles, California
December 12, 2001